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                                                                   EXHIBIT 10.17

 Acquisition Agreement, dated as of December 29, 1999, by and among City Smart
   Ltd., Wong Ching Shan, City Smart (Australia) PTY Ltd. and the Registrant.

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                                   AGREEMENT

               Made and signed as of the 29 day of December, 1999

                                 By and between

City Smart Limited, a company duly organized and existing under the laws of Hong Kong (Hong Kong Company No. 539616), having its principle place of business at 1st Floor, Jupiter Tower, 9 Jupiter Street, North Point, Hong Kong ("City Smart"), of the one part, and the Companies' founders - Wong Ching Shan (Hong Kong I.D. No. E820660-4) of Flat 2SH, HoiYin Mansion, Riviera Garden, Tsuen Wan, Hong Kong and City Smart (Australia) PTY Ltd. (Australian Reg. No. ACN074345047) of Suite 103 & 105, 1/F., 249 Brunswick St., Fonitute Valley Q4006 (the "Founders") of the second part, and On Track Innovations Ltd., a company duly organized and existing under the laws of the State of Israel (Reg. No.:
51-161929-8), and which its securities are registered for trade in the Frankfurt Neuer Markt Stock-Exchange, having its principle place of business at Z.H.R. I.Z., Rosh Pina 12000, Israel ("OTI") of the third part,

Whereas: OTI is a world leader in contactless smart cards and readers technology, and develops and markets certain proprietary technology relating to the same and to the development of products based thereon, and;

Whereas: City Smart acts as the system integrator and the distributor of OTI products in Hong Kong, and;

Whereas: The Founders, who own the entire outstanding and paid up share capital of City Smart, wish to transfer to OTI their entire holdings in City Smart in return for allotment of OTI shares to the Founders, and OTI is interested to receive such holdings, all subject to the terms and conditions hereinafter set forth in this Agreement, and

Whereas: The Deutsche Burse authorities of the Frankfurt Neuer Markt
         Stock-Exchange has authorized the release of the Allotted Shares (as defined below) from the lock-up under which they were placed as described in OTI's prospectus of 1999, subject to the condition that the new share holders will enter into a lock-up agreement with OTI.

NOW THEREFORE, the parties declare, stipulate and agree as follows:

1. The Transaction

   1.1. Subject to the terms and conditions hereinafter set forth in this Agreement, and each party relying on the representations of the other party contained herein, each of the Founders hereby undertake to transfer to OTI and OTI hereby undertakes to receive from each of the Founders such number of ordinary shares of HKS 1.00 n.v. each of City Smart as listed opposite its name in the second column of the table set forth in Section 1.3 below (the "Purchased Shares"), which constitutes such percentage of the entire outstanding share capital of City Smart as listed opposite its name in the third column of the table set forth in section 1.3 below, as shares fully paid up non assessable and free and clear of any pledges, encumbrances, liens or other third party's right (collectively ("Pledges"), constituting immediately following Closing (as defined below), 100% of the equity and voting rights in City Smart. It is recorded by the parties, that OTI receives the Transferred Shares as "one block" and that failure by any of the Founders to transfer to OTI its part of the

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Shares shall cause this Agreement to become null and void, without derogating from any of OTI's rights or remedies.

   1.2. In consideration for the Transferred Shares and against their transfer to OTI as set forth in section 1.1 above, and subject to the provisions of section 1.7 below, OTI shall allot to each of the Founders and Founders hereby undertakes to acquire and receive by way of allotment from OTI, at the Closing (as defined below), the number of ordinary shares of NIS 0.01 n.v. each of OTI, as listed in the fourth column of the table set forth in section 1.3 below (the "Allotted Shares"), which constitutes such percentage of the Allotted Shares as listed opposite its name in the fifth column of the table set forth in section 1.3 below, as shares fully paid up, non assessable and free and clear of any pledges.

   1.3.

----------------------------------------------------------------------------------------
Name               No. of       Percentage of City      No. of shares      Percentage of
                  Purchased          Smart's               allotted         the Allotted
                    Shares      outstanding share                              Shares
                 transferred        capital
----------------------------------------------------------------------------------------
Wong Ching Shan   9,500              95%                 63517                 95%
----------------------------------------------------------------------------------------
   City Smart       500               5%                  3343                  5%
(Australia) PTY
     Ltd.
----------------------------------------------------------------------------------------

   1.4. The Allotted Shares constitutes the full, final and absolute consideration for the Purchased Shares. The Founders hereby undertake not to sell any of the Allotted Shares during the period commencing at signature hereof and ending 6 (six) months thereafter (the "First Lock-Up Period"). After the First Lock-Up Period and for a period of another 6 (six) months (the "Second Lock-Up Period"), the Founders, subject to the provisions of section 6.2 below, shall be entitled to sell up to 50% of the Allotted Shares.

   1.5. Following the allotment of the Allotted Shares, OTI, at its own expense, will use its best efforts to effect the registration of the Allotted Shares with the proper authorities and list such Allotted Shares on the Frankfurt Neuer Markt Stock-Exchange.

2. Closing

   The Closing of the transactions contemplated under this Agreement shall take place at the offices of Bach, Arad, Scharf & Co. (the "Attorneys") at 2 Hashalom Rd., Tel-Aviv on the date hereof, or such deferred date as shall be agreed by the parties (respectively "Closing" and "Closing Date"). At the Closing and immediately thereafter the parties or their authorized representatives shall perform the actions specified in Annex A hereto and in the Order set thereto.

3. City Smart and Founders' representations

   City Smart and the Founders, jointly and severally, hereby represent and undertake towards OTI that: (i) City Smart's registered share capital as at the date hereof is HKS10,000 divided into 10,000 Ordinary Shares of HKS1.00 n.v. each. City Smart's outstanding share capital is as set forth in Part 1 of Annex B hereto; (ii) The Shares are

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   fully paid up, non assessable and free and clear of any pledges, encumbrances, liens or other third party's right; (iii) Following the transfer of the Transferred Shares to OTI pursuant to this Agreement, OTI shall hold, on a fully diluted basis, 100% of the outstanding share capital of City Smart; (iv) The representations and warranties of City Smart and the Founders contained in this Agreement and in Annex C hereto, and the information and statements furnished in writing to OTI do not contain an untrue statement or omit to state a material fact necessary to make the statements made therein, not misleading and City Smart and the Founders are not aware of any material facts or circumstances which were not disclosed by City Smart in writing to OTI and which, had they been so disclosed, would have prevented OTI from entering into this Agreement; (v) City Smart has taken such actions under its documents of incorporation and the law as may be necessary to permit the purchase of the Shares and the full exercise of the voting rights by OTI; (vi) City Smart and Founders undertake to provide OTI within 10 days of signature hereof, with signed employment, confidentiality, non-competition, and assignment of Intellectual Property Rights agreements with all City Smart's employees and outside consultants to the complete satisfaction of OTI.

4. OTI's representations

   OTI hereby represents and undertakes towards City Smart and the Founders as follows: (i) It is validly incorporated and has the full legal right and power to enter into and perform this Agreement. (ii) OTI has adopted all the resolutions required under its incorporation documents so as to empower it to enter into this Agreement and to fulfill its undertakings under this Agreement.

5. Information Rights

   City Smart shall provide OTI with all the necessary statements in due time in order to enable OTI to meet with the disclosures required from OTI under the German Security Law and/or the requirements and/or regulations of the Frankfurt Neuer Markt Stock-Exchange. OTI shall be entitled to publish any information concerning City Smart, its capital and/or their business which such entities shall be required to disclose by applicable law and regulations, including without being limited to, in relation with public offering of securities of such entities, or with disclosures required from public companies under the securities laws of the jurisdictions in which such entities are traded.

6. Indemnification

   6.1. City Smart and each of the Founders, jointly and severally, shall indemnify, defend and hold OTI harmless against any and all liabilities, damages, claims, costs and expenses (including attorneys' and accounting fees) incurred by OTI arising out of or resulting from (i) any breach of any warranty or representation by City Smart and/or by the Founders contained herein, or (ii) any undertaking and/or commitments and/or liabilities ("liabilities") not included in the Financial Statements and/or any difference between the contributions actually made on account of such liabilities and the contributions that should have been made according with generally accepted accounting principles. (iii) the non performance of any covenant or obligation to be performed by City Smart or the Founders under this Agreement. OTI shall notify City Smart and the Founders in writing promptly upon discovery by OTI of any claim thereunder.

   6.2. It is agreed that in order to secure City Smart and each of the Founders' undertaking to indemnify OTI for breaches of general representations and warranties, 10% of the Allotted Shares (the "Trust Shares") shall be allotted at the

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        Closing to the B.A.S. Trust Ltd. (the "Trustee"). The Trustee shall hold the First Trust shares in trust for OTI and the Founders, subject to the terms and conditions set forth in the trust agreement and irrevocable instructions attached as Annex D hereto (the "Trust Agreement"). Unclaimed shares out of the First Trust Shares, shall be released from Trust on the earlier of one year from the Closing or the first Year and audit of the combined operations of OTI and City Smart.

   6.3. It is further agreed and recorded that claims against shares held in Trust shall be valued at the Closing Date price.

   6.4. For avoidance of doubt, it is agreed and recorded, that as long as any part of the Trust Shares shall be held by the Trustee, any and all rights attached to such shares shall be held in trust for the Founders.

7. Taxes and expenses

   7.1. Each of the parties shall bear and pay the taxes and levies imposed on it (if at all) under any law in relation with this Agreement and the transactions contemplated therein.

   7.2. Stamp duty, if payable in relation to this Agreement and all ancillary documents, including stamp duty due in relation to the allotment of the Allotment Shares shall be borne and paid by OTI.

8. Non Competition

   Each of the founders, their directors and shareholders, undertake that for a period of ten (10) years after signature hereof, they shall not, without OTI's and City Smart's prior written approval, sell, promote the sale, distribute, instruct, manufacture or develop competing or similar products to the OTI products and City Smart products or represent or agree to represent any third party in respect to any product competing or similar to the OTI products and City Smart products and shall in no other way engage in activities which may directly or indirectly jeopardize or come into conflict with the interests of OTI and/or City Smart.

9. Miscellaneous

   9.1. Additional Actions. Without derogating from the other parties' obligations under this Agreement, each of the parties undertakes to sign all documents and carry out all actions which signing or execution by the parties are required to give effect to the provisions of this Agreement and implement them.

   9.2. Assignments. No party to this Agreement shall be entitled to transfer or assign to other or others its rights or obligations under this Agreement or arising therefrom, unless with the prior written consent of the other party.

   9.3. Law and Jurisdiction. This Agreement shall he governed by the laws of the state of Israel and the competent courts in Tel Aviv shall have exclusive jurisdiction in all matters pertaining to this Agreement.

   9.4. Entire Agreement. This Agreement, including all annexes attached hereto constitutes the entire understanding of the parties and supersedes all oral or written representations or agreements, privileges or understandings between the parties, which shall become, upon signature of this Agreement, null and void.

   9.5. Amendments. No modification or amendment of this Agreement may be made except in a written instrument duly signed by all parties.

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   9.6. Waivers. A waiver by a party of any of its rights under this Agreement shall not be effective unless made by a written instrument duly signed by each party, and shall not be deemed a waiver of any other right hereunder.

   9.7. Headings. The headings in this Agreement are inserted only as a matter of convenience, and shall not be taken into consideration in the interpretation of this Agreement.

   9.8. Preamble and Annexes. The preamble and annexes to this Agreement shall constitute an integral part thereof (and the term "this Agreement" appearing herein shall be interpreted as to include this document and all annexes thereto).

   9.9. Notices. Any notice sent by one party to the others to the addresses set forth in the preamble of this Agreement shall be considered as having reached its destination, if it was delivered by hand, at the time of its delivery; if it was sent by registered mail, within 96 hours from the time it was so dispatched; and if it was sent by facsimile, within 48 hours from the receipt of the confirmation of proper transmission of the notice.

In witness whereof the parties have set their signatures hereunto:

/s/ City Smart Ltd.                     /s/ Wong Ching Shan
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  City Smart Ltd.                         Wong Ching Shan

/s/ On Track Innovations Ltd.           /s/ City Smart (Australia) PTY Ltd.
-----------------------------           -----------------------------------
  On Track Innovations Ltd.               City Smart (Australia) PTY Ltd.